QUARTERLY INVESTOR UPDATE FIRST Q UARTER F ISCAL YEAR 2024

FORWARD LOOKING STATEMENTS This investor update contains “forward-looking statements” which are made in good faith by Pathward Financial, Inc.TM (the “Company”) pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future,” “target,” or the negative of those terms, or other words of similar meaning or similar expressions. You should carefully read statements that contain these words because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements are based on information currently available to us and assumptions about future events, and include statements with respect to the Company’s beliefs, expectations, estimates, and intentions, which are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. Such risks, uncertainties and other factors may cause our actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Such statements include, without limitations, the statements on slides entitled “Maintaining FY 2024 Guidance,” “2024 Outlook,” and “Continued Progress on Key Strategic Initiatives,” and address, among others, the following subjects: future operating results including our earnings per diluted share guidance, annual effective tax rate, and related performance expectations; progress on key strategic initiatives; expected results of our partnerships; our goals regarding the addition of recurring revenue and related expected performance impacts; expected nonperforming loan resolutions and net charge off rates; the performance of our securities portfolio; the impact of card balances related to government stimulus programs; customer retention; loan and other product demand; new products and services; credit quality; the level of net charge-offs and the adequacy of the allowance for credit losses; and technology. The following factors, among others, could cause the Company's financial performance and results of operations to differ materially from the expectations, estimates, and intentions expressed in such forward-looking statements: maintaining our executive management team; expected growth opportunities may not be realized or may take longer to realize than expected; the potential adverse effects of unusual and infrequently occurring events, including the impact on financial markets from geopolitical conflicts such as the military conflicts in Ukraine and the Middle East, weather-related disasters, or public health events, such as the COVID-19 pandemic and any governmental or societal responses thereto; our ability to achieve brand recognition for the Bank equal to or greater than we enjoyed for MetaBank; our ability to successfully implement measures designed to reduce expenses and increase efficiencies; changes in trade, monetary, and fiscal policies and laws, including actual changes in interest rates and the Fed Funds rate, and their related impacts on macroeconomic conditions, customer behavior, funding costs and loan and securities portfolios; changes in tax laws; the strength of the United States' economy, and the local economies in which the Company operates; adverse developments in the financial services industry generally such as bank failures, responsive measures to mitigate and manage such developments, related supervisory and regulatory actions and costs, and related impacts on customer behavior; inflation, market, and monetary fluctuations; our liquidity and capital positions, including the sufficiency of our liquidity; the timely and efficient development of, new products and services offered by the Company or its strategic partners, as well as risks (including reputational and litigation) attendant thereto, and the perceived overall value and acceptance of these products and services by users; the ability of the Company’s subsidiary Pathward , N.A. (“Pathward”) to maintain its Durbin Amendment exemption; the risks of dealing with or utilizing third parties, including, in connection with the Company’s prepaid card and tax refund advance businesses, the risk of reduced volume of refund advance loans as a result of reduced customer demand for or usage of the Company’s strategic partners’ refund advance products; our relationship with, and any actions which may be initiated by, our regulators; changes in financial services laws and regulations, including laws and regulations relating to the tax refund industry and the insurance premium finance industry; technological changes, including, but not limited to, the protection of our electronic systems and information; the impact of acquisitions and divestitures; litigation risk; the growth of the Company’s business, as well as expenses related thereto; continued maintenance by Pathward of its status as a well-capitalized institution, changes in consumer spending and saving habits; losses from fraudulent or illegal activity, technological risks and developments and cyber threats, attacks or events; the success of the Company at maintaining its high quality asset level and managing and collecting assets of borrowers in default should problem assets increase; and the other factors described under the caption “Risk Factors” and in other sections of the Company’s Annual Report on Form 10-K for the Company's fiscal year ended September 30, 2023 and in other filings made by the Company with the Securities and Exchange Commission (“SEC”). The foregoing list of factors is not exclusive. We caution you not to place undue reliance on these forward-looking statements. The forward-looking statements included herein speak only as of the date of this investor update. The Company expressly disclaims any intent or obligation to update, revise or clarify any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries, whether as a result of new information, changed circumstances or future events or for any other reason. Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation2

Net Income $27.7 million in net income; largely flat compared to Q1 FY 2023 Diluted Earnings Per Share $1.06 in diluted earnings per share; an increase of 8% compared to Q1 FY 2023 Net Interest Margin Net interest margin (“NIM”) of 6.23%; Adjusted NIM1 of 4.71% Return Metrics Return on average assets (“ROAA”) of 1.46% compared to 1.71% and adjusted ROAA of 1.42% in Q1 FY 2023; Return on average tangible equity (“ROATE”) of 33.95% compared to 35.51% and adjusted ROATE of 29.55% in Q1 FY2023 Q1 FY 2024 HIGHLIGHTS Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation3 1 See slide 32 for reconciliation to most directly comparable GAAP measure.

SIGNIFICANT GROWTH IN LOANS AND LEASES • Growth in nearly every loan category • Strong pipeline in structured finance • Credit quality is steady with NPL ratio improving 38bps sequentially • Focused on smart balance sheet growth to further expand NIM 4 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation5 • Signed agreements with three new partners and extended an agreement with another partner during the first quarter of fiscal 2024 • Pipeline is healthy • Deposit base matches well with asset side of the balance sheet BANKING AS A SERVICE PERFORMANCE IS STRONG

NET INTEREST INCOME CONTINUES TO SCALE ($ IN MILLIONS, EXCEPT PER SHARE DATA) Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation6 $110.0 Q1 2023 Q1 2024 $84.1 +31% Net Interest Income Q1 2023 Q1 2024 $105.1 $119.3 +14% Noninterest Expenses Q1 2023 Q1 2024 $65.8 $52.8 -20% Noninterest Income1 Q1 2023 Q1 2024 $27.8 $27.7 -1% Net Income Attributable to Parent1 $1.06 Q1 2023 Q1 2024 $0.98 +8% Earnings per Diluted Share1 1 In the first quarter of fiscal year 2023, the Company recognized $10 million of fee income associated with the sale of the Meta trademarks.

 Average Q1 off balance sheet deposits of $379 million, $1.1 billion at quarter end  Decrease in off balance sheet deposits primarily the result of growth in loans and leases  Continue to return unclaimed EIP balances to the U.S. Treasury TOTAL DEPOSITS REMAIN STRONG $6,936.1 $1,079.0 $2,228.4 $5,789.1 Q1 2023 Q1 2024 $8,017.5 $8,015.1 0% TOTAL MANAGED DEPOSITS Period ending ($ in millions) Off balance sheet On balance sheet Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation7

TOTAL LOANS AND LEASES INCREASED FROM Q1 2023  Growth primarily driven by Term Lending, Insurance Premium Finance and SBA/USDA  Nonperforming loans and leases of 0.88% compared to 1.26% at September 30, 2023  Annualized adjusted net charge-off rate of 0.41% for 1Q241 Q1 2023 Q1 2024 $3,504.1 $4,419.4 +26% TOTAL LOANS AND LEASES Period ending ($ in millions) Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation8 1 See slide 30 for reconciliation to most directly comparable GAAP measure.

STRONG BALANCE SHEET ALLOWS FOR RETURN OF CAPITAL TO SHAREHOLDERS

Liquidity Sources

($ in millions)



$875
$672
$245
$37
$3,807
$899
$1,079
Off Balance Sheet Deposits[1]
Unpledged Investment Securities
Fed Discount Window Funds
Cash and Cash Equivalents
FHLB Borrowing Capacity
Unsecured Funding and Other Wholesale Funding Options

Share Repurchases



232,588
Q1 2024

[1]These off balance sheet deposits can be brought back on balance sheet, as needed, as they are immediately callable.

9 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

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MAINTAINING FY 2024 GUIDANCE1 AT $6.20 TO $6.70 EARNINGS PER DILUTED SHARE GUIDANCE INCLUDES THE FOLLOWING ASSUMPTIONS: 1 2 3 Revenue shift in favor of interest income Net interest margin and adjusted net interest margin to expand vs. FY 2023 Effective income tax rate in the range of 16-20% Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation10 1 Information on this slide is presented as of January 24, 2024, reflects the Company's earnings guidance for fiscal year 2024, and key assumptions, and will not be updated or affirmed unless and until the Company publicly announces such an update or affirmation. The fiscal 2024 earnings guidance and key assumptions for each contain forward-looking statements and actual results or conditions may differ materially. See the information under "Forward Looking Statements" on slide 2.

2024 OUTLOOK Maintaining focus on risk adjusted returns Healthy pipeline in BaaS Continued balance sheet optimization Delivering on strategy puts company in good position Continue to invest in technology and human capital in pursuit of delivering 2-to-1 operating leverage in the coming years Tax season has kicked off with more independent tax providers utilizing Pathward Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation11

Q&A Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation12

RECORD OF STRONG EARNINGS GROWTH AND PROFITABILITY ABOVE BANKING INDUSTRY AVERAGES EXCESS CAPITAL GENERATING BUSINESS ENABLES ONGOING RETURN OF VALUE TO SHAREHOLDERS INVESTMENT HIGHLIGHTS 2 3 4 1 5 EXPERIENCED LEADER IN FAST-GROWING BANKING AS A SERVICE (BAAS) SECTOR, WITH DIVERSIFIED PORTFOLIO OF HIGH- QUALITY FINANCIAL PARTNERS RESILIENT COMMERCIAL FINANCE LOAN PORTFOLIO PRODUCES ATTRACTIVE RETURNS THROUGHOUT ECONOMIC CYCLES HIGHLY ADVANTAGEOUS NATIONAL BANK CHARTER, WITH WELL-DEVELOPED RISK MITIGATION AND COMPLIANCE CAPABILITIES Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation13

RECORD OF STRONG EARNINGS GROWTH & PROFITABILITY1 2.20% 1.55% 1.45% 1.74% 1.88% 2.33% 1.46% 2019 2020 2021 2022 2023 YTD24 Return on Average Assets2 ROAA inclusive of one-time items Net Interest Margin Return on Average Tangible Equity2 35.42% 22.34% 21.87% 28.66% 30.25% 48.32% 33.95% 2019 2020 2021 2022 2023 YTD24 ROATE inclusive of one-time items Earnings Per Common Share 5.26 $5.99 $2.49 $2.94 $4.38 $4.49 $0.98 $1.06 $0.39 $0.56 $0.84 $0.78 $0.81 2019 2020 2021 2022 2023 YTD24 EPS inclusive of one-time items 1FY19-FY21 display GAAP earnings; FY22 reflects GAAP and adjusted earnings. FY23-FY24 display GAAP earnings as the net adjustments for the periods are insignificant. See appendix for non-GAAP reconciliations 4.91% 4.09% 3.83% 4.84% 6.04% 6.23% 2019 2020 2021 2022 2023 YTD24 1st Quarter Earnings Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation14 2YTD24 is annualized

 Pathward’s track record of profitability, combined with its commitment to maintaining the size of its balance sheet, enables the return of the majority of earnings through repurchases and dividends.  Targeting regulatory capital leverage ratio above 8% and total risk weighted capital ratio above 12%.  Paid dividend every quarter dating back to 1994.  Executed $11.0 million of share repurchases in 1Q24. RETURN OF CAPITAL TO SHAREHOLDERS TRACK RECORD OF STRONG EARNINGS GROWTH AND RIGHT-SIZED BALANCE SHEET ENABLES ONGOING RETURN OF CAPITAL Capital Returned to Shareholders Note: Repurchased common shares include shares withheld to cover income taxes owed by participants related to share-based incentive plans. $550.9M TOTAL SHARE REPURCHASES 2Q19 TO 1Q24 $32.0M TOTAL DIVIDENDS PAID 2Q19 TO 1Q24 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation15

CONTINUED PROGRESS ON KEY STRATEGIC INITIATIVES

OPTIMIZE INTEREST-EARNING PORTFOLIO, TO EMPHASIZE HIGHER-RETURN ASSETS

- *Improved yield on earning assets to 6.57% for 1Q24 as compared to 5.70% for 1Q23.*
- *Grew commercial finance loans by $728 million, or 24%, from December 31, 2022.*
- *$1.9 billion securities portfolio provides cash flow for future commercial finance loan growth.*

OPTIMIZE DEPOSIT MIX, TO MAINTAIN A STABLE DEPOSIT BASE

- *Stable deposits[2] driven by high levels of noninterest deposits (94% of total deposits).*
- *Achieved 0.35% cost of funds from all deposits and borrowings and total cost of deposits of 0.21% for 1Q24[2].*
- *$1.1 billion of off-balance sheet customer deposits in custody of program banks.*
- *Prioritizing stable BaaS deposits, which can generate higher levels of fee income.*
- *Weighted average life of over 5.5 years based on decay study for noninterest-bearing deposits.*

TARGET OF 2X OPERATING LEVERAGE

- *Efficiency ratio of 66.79% compared to 68.81%[1] as of December 31, 2022.*
- *Ongoing initiatives to drive long-term simplification and optimize existing business platforms through the establishment of a business transformation office.*

[1] Adjusted efficiency ratio (excluding the gain on sale of trademarks and rebranding expenses) for the twelve months ended December 31, 2022 was 67.10%. See appendix for Non-GAAP financial measures reconciliations.

[2] See slide 20 (Cost of Deposits) for additional detail on deposit costs.

16 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

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Pathward Financial, Inc, (Nasdaq: CASH) | Quarterly Investor Presentation17 SUMMARY FINANCIAL RESULTS First Quarter Ended December 31, 2023 INCOME STATEMENT For the quarter ended ($ in thousands, except per share data) 1Q23 4Q23 1Q24 Net interest income $84,057 $104,934 $110,036 Provision for credit losses 9,776 9,042 9,890 Total noninterest income 65,777 56,051 52,761 Total noninterest expense 105,059 118,202 119,274 Net income before taxes $34,999 $33,741 $33,633 Income tax expense (benefit) 6,577 (2,672) 5,719 Net income before non-controlling interest 28,422 36,413 27,914 Net income attributable to non-controlling interest 580 507 257 Net income attributable to parent $27,842 $35,906 $27,657 Less: Allocation of earnings to participating securities1 402 531 220 Net income attributable to common shareholders1 27,440 35,375 27,437 Earnings per share, diluted $0.98 $1.36 $1.06 Average diluted shares 28,086,823 25,991,449 25,801,538 Revenue of $162.8 million, a 9% increase compared to $149.8 million for the same quarter in fiscal 2023. • Net interest income increased $26.0 million compared to the prior year primarily due to increased yields, higher interest-earning asset balances and an improved earning asset mix. • Servicing fee income on off-balance sheet deposits was $5.1 million for the quarter, as compared to $7.8 million in 4Q23 and $12.9 million in the first quarter of the prior year. Noninterest expense of $119.3 million, an increase of 14% compared to $105.1 million for the fiscal 2023 first quarter. • The increase in expense was primarily driven by contractual, rate-related processing expenses. • Processing expenses related to structured agreements with BaaS partners were $26.8 million for the quarter, as compared to $22.5 million in 4Q23 and $14.0 million in the first quarter of the prior year. 1 Amounts presented are used in the two-class earnings per common share calculation.

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation18 BALANCE SHEET HIGHLIGHTS First Quarter Ended December 31, 2023 BALANCE SHEET Period ending ($ in thousands) 1Q23 4Q23 1Q24 Cash and cash equivalents $369,169 $375,580 $671,630 Investments 1,888,343 1,840,819 1,886,021 Loans held for sale 17,148 77,779 69,518 Loans and leases (HFI) 3,509,730 4,366,116 4,426,281 Allowance for credit losses (52,592) (49,705) (53,785) Other assets 927,427 924,954 927,772 Total assets $6,659,225 $7,535,543 $7,927,437 Total deposits 5,789,132 6,589,182 6,936,055 Total borrowings 34,977 46,873 33,614 Other liabilities 175,983 248,863 228,486 Total liabilities $6,000,092 $6,884,918 $7,198,155 Total stockholders’ equity 659,133 650,625 729,282 Total liabilities and stockholders’ equity $6,659,225 $7,535,543 $7,927,437 Loans (HFI) / Deposits 61% 66% 64% Net Interest Margin 5.62% 6.19% 6.23% Return on Average Assets 1.71% 1.97% 1.46% Return on Average Equity 17.18% 21.12% 16.87%

 Pathward’s BaaS business generates fee income and stable deposits.  Ability to attract and maintain these deposits provides a powerful competitive advantage.  Noninterest-bearing deposits as a percentage of total deposits has increased from 54% in 4Q18 to 94% as of 1Q24.  $1.1 billion of off-balance sheet deposits held in custody at program banks as of December 31, 2023. These off-balance sheet deposits earn recordkeeping service fee income, typically reflective of the Effective Fed Funds Rate. Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation19 Deposits held on Balance Sheet DEPOSIT BREAKDOWN END OF PERIOD DEPOSITS ($B) $7.1 $7.2 $6.9 $8.0 $1.4 $1.7 $2.4 $3.2 $4.4 $4.3 $5.0 $5.5 $5.9 $6.6 $6.9 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 1Q24 Total Deposits, including those held at program banks 94.4% 5.5% 0.1% Noninterest Bearing Deposits Interest Bearing Non- Time Deposits Time Deposits DEPOSITS

COST OF DEPOSITS
5.33%
3.08%
1.84%
0.21%
0.58%
0.06%
0.09%
0.06%
1Q21
2Q21
3Q21
4Q21
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23
4Q23
1Q24
All-in Cost of Deposits
Cost of Interest Bearing Deposits
Cost of Total Deposits
Quarterly Average Effective Fed Funds Rate

Note: All-in Cost of Deposits represents cost of total deposits with the additional incorporation of the company's noninterest variable card processing expenses impacted by interest rates.

COST OF DEPOSITS

- During the 2024 fiscal first quarter, approximately 53% of the deposit balances were subject to variable card processing expenses, derived from contractual agreements with certain BaaS partners tied to a rate index, typically the Effective Fed Funds Rate.
- These costs reprice immediately upon a change in the applicable rate index, leading to an instant cost change as compared to the earning-asset yields that will generally experience a lag in repricing.
- As of December 31, 2023, Pathward also managed $1.1 billion in off-balance sheet deposits and earned $5.1 million of recordkeeping service fee income during the fiscal first quarter. That income is also typically reflective of the Effective Fed Funds Rate.

20 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

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 Noninterest income represents 32% of fiscal year- to-date total revenue.  Majority of noninterest income fees are generated by the Company’s BaaS business line. Other major items include leasing rental income and other loan & lease fees.  Pathward’s large fee income base provides stability through interest rate and credit cycles, while propelling continued revenue growth.  The majority of Pathward’s tax season revenue is recorded as noninterest income during the second quarter of each fiscal year. DIVERSIFIED NONINTEREST INCOME STREAMS Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation21 Refund Transfer Product Fees 1% Card and Deposit Fees 58% Rental Income 26% Other Income 15% FYTD 2024 NONINTEREST INCOME BREAKDOWN . Noninterest income 32% Net interest income 68% FYTD 2024 REVENUE BREAKDOWN

 Remain focused on smart growth in the Commercial Finance loan portfolio. Commercial Finance balances grew 24% from the first quarter of the prior year.  Sequential quarter growth of $144 million in Term Lending and $47 million in Consumer Finance.  Sequential quarter reduction of $129 million in Insurance Premium Finance  Yields continue to increase as variable loans adjust and fixed loans are gradually replaced and repriced.  2Q23 balances and yields elevated by seasonal tax loans. LOAN PORTFOLIO Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation22 AVERAGE LOANS AND YIELDS ($B) PERIOD END PORTFOLIO COMPOSITION ($B) $3.0 $3.1 $3.4 $3.7 $3.7 $0.2 $0.1 $0.2 $0.3 $0.3 $0.0 $0.1 $0.0 $0.0 $0.0 $0.3 $0.4 $0.4 $0.4 $0.4 1Q23 2Q23 3Q23 4Q23 1Q24 $3.5 $3.7 $4.1 $4.4 $4.4 Warehouse Tax Services Consumer Commercial $3.5 $4.0 $3.9 $4.3 $4.5 7.70% 8.47% 8.31% 8.33% 8.33% 1Q23 2Q23 3Q23 4Q23 1Q24

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation23 COMMERCIAL FINANCE ATTRIBUTES BY ASSET CLASS WORKING CAPITAL FINANCE • Provides working capital for new or growing companies to meet short-term operational requirements • Primarily variable rate loans with majority of floors at or above 6% • Bank typically has dominion of funds • Heavily collateral-managed • Historically excels during economic downturns EQUIPMENT FINANCE • Loan and lease financing to provide access to needed equipment • Typically secured with mission- critical equipment • Borrowers range from start-up companies to investment grade companies • Primarily fixed rate loans and leases • Flexibility to sell direct originations to secondary market STRUCTURED FINANCE • Funding to small and midsized businesses and rural borrowers to fund growth, expansion, and restructuring • SBA, USDA, and conventional loans with fixed or variable interest rates • Debt refinance, leveraged acquisitions, and alternative energy project finance • SBA and USDA guarantees can be sold on the secondary market INSUR ANCE PREMIUM FINANCE • Short-term financing to facilitate the purchase of property, casualty, and liability insurance premiums • Average term of 10 months • Fixed rate loans • Collateralized by insurance premiums • Very low historical loss rate

LOAN PORTFOLIO INTEREST RATE SENSITIVITY

- As of December 31, 2023, $1.7B, or 37% of loans and leases contained floating or variable interest rates. Of these, $0.9B are tied to Fed Funds or Prime, with the remaining tied to either SOFR or the CMT.
- As of December 31, 2023, all variable loans with floors were at or above their floors.
- Due to the recent sharp rise in interest rates, asset mix changes and overall market conditions, a continued lag is expected as the lease and loan portfolio reprices.

TOTAL LOAN AND LEASE PORTFOLIO PRICING ATTRIBUTES[1]



43%
20%
37%
Fixed Rate > 1 Year
Fixed Rate < 1 Year
Floating or Variable

[1] Fixed rate loans and leases are shown for contractual periods.

NET INTEREST MARGIN AND LOAN YIELDS



1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24
Loan Yields: 7.00% 6.74% 6.90% 6.93% 6.96% 7.22% 6.69% 7.12% 7.70% 8.47% 8.31% 8.33% 8.33%
NIM: 4.65% 3.07% 3.75% 4.35% 4.59% 4.80% 4.76% 5.21% 5.62% 6.12% 6.18% 6.19% 6.23%
Adjusted NIM: 4.64% 3.06% 3.75% 4.34% 4.59% 4.79% 4.62% 4.73% 4.68% 4.89% 4.88% 4.87% 4.71%
NIM[1]
Adjusted NIM[2]
Loan Yields

[1] Declines in NIM in FY21 associated with elevated cash balances from government stimulus programs.
[2] Adjusted NIM includes contractual card processing expenses associated with higher interest rates. See appendix for Non-GAAP financial measures reconciliation.

24 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

pathward

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation25 INTEREST RATE RISK MANAGEMENT DECEMBER 31, 2023 -2,000 0 2,000 4,000 6,000 Month 1-12 Month 13-36 Month 37-60 Month 61-180 V o lu m e ($ M M ) Period Variance Total Assets Total Liabilities Asset/Liability Gap Analysis 1 Fixed rate securities, loans and leases are shown for contractual periods. 9% 26% 12% 53% Fixed Rate > 1 Year Earning Asset Pricing Attributes1 Fixed Rate < 1 Year Floating or Variable Federal Reserve Bank Deposits (Floating or Variable) • Data presented on this page is reflective of the Company’s asset mix at a point in time and calculated for regulatory purposes. Future rate changes would impact a multitude of variables beyond the Company’s control, and as a result, the data presented is not intended to be used for forward-looking modeling purposes. • Management’s focus is on selectively adding duration to improve yield and protect margin against falling rates. • Interest rate risk modeling shows asset sensitive balance sheet; net interest income graph shows impact of an instantaneous, parallel rate shock and alternative views of a gradual parallel ramp and a parallel rate shock. • Management employs rigorous modeling techniques under a variety of yield curve shapes, twists and ramps. -15% 0% 15% 30% -200 -100 +100 +200 +300 Parallel Shock Alternative Parallel Shock Alternative Ramp 12-Month Interest Rate Sensitivity from Base Net Interest Income Parallel Shock is a statutory required calculation of the impact of an immediate change in rates, assuming other variables remain unchanged. Ramp reflects additional modeling of more gradual increases in interest rates. The Alternative scenarios mirror the Parallel Shock and Ramp with the additional incorporation of the Company’s card fee income and card processing expenses impacted by interest rates.

ASSET QUALITY

Nonperforming Assets (“NPAs”)

($ in millions)


0.68%
0.44%
0.55%
0.77%
0.53%
$45.0
$30.1
$40.8
$58.0
$42.4
1Q23
2Q23
3Q23
4Q23
1Q24
Period Ended
NPAs
NPAs / Total Assets

Nonperforming Loans (“NPLs”)

($ in millions)


1.16%
0.76%
0.93%
1.26%
0.88%
$40.9
$28.5
$38.8
$56.2
$39.6
1Q23
2Q23
3Q23
4Q23
1Q24
Period Ended
NPLs
NPLs / Total Loans

Adjusted Net Charge-Offs (“NCOs”)[1]

Excludes Tax Services NCOs and Related Seasonal Average Loans

($ in millions)


0.61%
0.25%
0.68%
0.46%
0.46%
0.46%
0.49%
0.47%
0.50%
0.41%
$2.2
$6.0
$4.5
$5.2
$4.6
1Q23
2Q23
3Q23
4Q23
1Q24
Period Ended
Adj. NCOs
Adj. NCOs / Adj. Average Loans
Adj. NCOs / Adj. Average Loans - LTM

KEY CREDIT METRICS

- Annualized adjusted net charge-offs[1]:
  - 0.41% of average loans in 1Q24
  - 0.50% of average loans over last 12 months
- Allowance for credit loss (“ACL”) of $53.8 million as of December 31, 2023.
- ACL as a % of total loans and leases was 1.22% for 1Q24, a 28 bps decrease from the prior year.
- The decrease in NPAs / NPLs compared to the sequential quarter was primarily driven by a workout of one previously mentioned relationship within the commercial finance portfolio.

26 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

[1] See appendix for Non-GAAP financial measures reconciliation.Tax services NCOs and related seasonal average loans are excluded to adjust for the cyclicality of activity related to the overall economics of the tax services business line.

pathward

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation27 CAPITAL AND SOURCES OF LIQUIDITY Regulatory Capital as of December 31, 2023 At December 31, 2023¹ Pathward Financial, Inc. Pathward, N.A. Tier 1 Leverage 7.96% 8.15% Common Equity Tier 1 11.43% 11.97% Tier 1 Capital 11.69% 11.97% Total Capital 13.12% 13.01% Primary & Secondary Liquidity Sources ($ in millions) Cash and Cash Equivalents $672 Unpledged Investment Securities $37 FHLB Borrowing Capacity $899 Funds Available through Fed Discount Window $245 Unsecured Funding Providers $875 Deposit Balances Held at Other Banks $1,079 Total Liquidity $3,807 1 Regulatory capital reflects the Company's election of the five-year CECL transition for regulatory capital purposes. Amounts are preliminary pending completion and filing of the Company's regulatory reports. . 8.37% 7.53% 8.40% 8.11% 7.96% 8.68% 7.79% 8.67% 8.32% 8.15% 1Q23 2Q23 3Q23 4Q23 1Q24 Tier 1 Leverage Ratio 14.29% 14.06% 13.45% 12.84% 13.12% 14.29% 14.03% 13.42% 12.76% 13.01% 1Q23 2Q23 3Q23 4Q23 1Q24 Total Capital Ratio Pathward Financial, Inc. Pathward, N.A. Minimum Requirement to be Well-Capitalized under Prompt Corrective Action Provisions

APPENDIX

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation29 NON-GAAP RECONCILIATION 1 Amounts presented are used in the two-class earnings per common share calculation. Adjusted Net Income and Adjusted Earnings Per Share For the quarter ended For the year ended ($ in thousands, except per share data) 1Q23 2022 2023 Net income - GAAP 27,842 156,386 163,615 Less: Gain on sale of trademarks 10,000 50,000 10,000 Less: Loss on disposal of certain mobile generators - - (1,993) Add: Accelerated depreciation on certain mobile solar generators - - 4,822 Add: Rebranding Expenses 3,737 13,148 3,737 Add: Separation related expenses 11 5,109 11 Add: Impairment on venture capital investments - - 3,249 Add: Income tax effect 1,575 8,936 (942) Adjusted Net Income 23,165 133,579 166,485 Less: Allocation of earnings to participating securities1 335 2,191 2,488 Adjusted net income attributable to common shareholders 22,830 131,388 163,997 Adjusted earnings per common share, diluted $0.81 $4.49 $6.09 Average diluted shares 28,086,823 29,232,247 26,925,606

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation30 NON-GAAP RECONCILIATION 1 Tax services NCOs and average loans are excluded to adjust for the cyclicality of activity related to the overall economics of the Company's tax services business line. For the quarter ended ($ in thousands) Dec 31, 2022 Mar 31, 2023 Jun 30, 2023 Sep 30, 2023 Dec 31, 2023 Net charge-offs 3,217 4,975 4,218 41,280 5,486 Less: Tax services net charge-offs (recoveries) 1,033 (1,064) (266) 36,075 851 Adjusted net charge-offs 2,184 6,039 4,484 5,205 4,635 Quarterly average loans and leases 3,524,924 4,014,112 3,919,225 4,288,067 4,535,826 Less: Quarterly average tax services loans 25,231 448,659 52,477 44,192 28,050 Adjusted quarterly average loans and leases 3,499,693 3,565,453 3,866,748 4,243,875 4,507,776 Annualized NCOs/average loans and leases 0.37% 0.50% 0.43% 3.85% 0.48% Adjusted annualized NCOs/adjusted average loans and leases1 0.25% 0.68% 0.46% 0.49% 0.41% Adjusted Annualized NCOs and Adjusted Loans and Leases

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation31 NON-GAAP RECONCILIATION For the last twelve months ended ($ in thousands) Dec 31, 2022 Mar 31, 2023 Jun 30, 2023 Sep 30, 2023 Dec 31, 2023 Noninterest expense – GAAP 407,899 431,875 449,803 464,975 479,190 Net interest income 319,768 337,373 362,687 387,861 413,840 Noninterest income 272,993 290,265 304,004 316,599 303,583 Total Revenue: GAAP 592,761 627,638 666,691 704,460 717,423 Efficiency ratio, LTM 68.81% 68.81% 67.47% 66.00% 66.79% For the last twelve months ended ($ in thousands) Dec 31, 2022 Mar 31, 2023 Jun 30, 2023 Sep 30, 2023 Dec 31, 2023 Noninterest expense – GAAP 407,899 431,875 449,803 464,975 479,190 Less: Rebranding expenses 16,883 14,063 10,636 3,737 - Adjusted noninterest expense 391,016 417,812 439,167 461,238 479,190 Net interest income 319,768 337,373 362,687 387,861 413,840 Noninterest income 272,993 290,265 304,004 316,599 303,583 Less: Gain on sale of trademarks 10,000 10,000 10,000 10,000 - Total Adjusted Revenue: 582,761 617,638 656,691 694,460 717,423 Adjusted Efficiency ratio, LTM 67.10% 67.65% 66.88% 66.42% 66.79% Efficiency Ratio Adjusted Efficiency Ratio

NON-GAAP RECONCILIATION

Net Interest Margin and Cost of Deposits

For the Quarter Ended

($ in thousands)	Dec-20	Mar-21	Jun-21	Sep-21	Dec-21	Mar-22	Jun-22	Sep-22	Dec-22	Mar-23	Jun-23	Sep-23	Dec-23
Average interest earning assets	5,636,444	9,768,242	7,316,820	6,438,572	6,183,646	7,082,417	6,082,329	6,073,822	5,934,431	6,717,918	6,326,750	6,724,185	7,031,922
Net interest income	65,999	73,850	68,475	70,667	71,613	83,800	72,151	79,760	84,057	101,406	97,464	104,934	110,036
Net interest margin	4.65%	3.07%	3.75%	4.35%	4.59%	4.80%	4.76%	5.21%	5.62%	6.12%	6.18%	6.19%	6.23%
Average total deposits	5,426,444	9,565,560	6,981,439	6,076,868	5,921,384	6,679,422	5,741,072	5,765,047	5,636,658	6,386,592	5,895,242	6,204,934	6,558,189
Deposit interest expense	797	445	188	165	141	166	94	99	142	2,095	164	1,954	3,526
Cost of deposits	0.06%	0.02%	0.01%	0.01%	0.01%	0.01%	0.01%	0.01%	0.01%	0.13%	0.01%	0.12%	0.21%

Adjusted Net Interest Margin and Adjusted Cost of Deposits

For the Quarter Ended

($ in thousands)	Dec-20	Mar-21	Jun-21	Sep-21	Dec-21	Mar-22	Jun-22	Sep-22	Dec-22	Mar-23	Jun-23	Sep-23	Dec-23
Average interest earning assets	5,636,444	9,768,242	7,316,820	6,438,572	6,183,646	7,082,417	6,082,329	6,073,822	5,934,431	6,717,918	6,326,750	6,724,185	7,031,922
Net interest income	65,999	73,850	68,475	70,667	71,613	83,800	72,151	79,760	84,057	101,406	97,464	104,934	110,036
Less: Contractual, rate-related processing expense	50	59	578	205	128	217	2,158	7,372	13,985	20,369	20,528	22,473	26,793
Adjusted net interest income	65,948	73,791	67,897	70,461	71,485	83,583	69,994	72,388	70,072	81,037	76,936	82,461	83,243
Adjusted net interest margin	4.64%	3.06%	3.75%	4.34%	4.59%	4.79%	4.62%	4.73%	4.68%	4.89%	4.88%	4.87%	4.71%
Average total deposits	5,426,444	9,565,560	6,981,439	6,076,868	5,921,384	6,679,422	5,741,072	5,765,047	5,636,658	6,386,592	5,895,242	6,204,934	6,558,189
Deposit interest expense	797	445	188	165	141	166	94	99	142	2,095	164	1,954	3,526
Add: Contractual, rate-related processing expense	50	59	578	205	128	217	2,158	7,372	13,985	20,369	20,528	22,473	26,793
Adjusted deposit expense	847	504	766	370	269	382	2,252	7,471	14,128	22,465	20,692	24,427	30,319
Adjusted cost of deposits	0.06%	0.02%	0.04%	0.02%	0.02%	0.02%	0.16%	0.52%	1.00%	1.41%	1.41%	1.56%	1.84%

32 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

OVERVIEW OF LOAN PORTFOLIO

($ in millions)	Business Line	Balance Sheet Category	1Q23	4Q23	1Q24	MRQ Yield	% of Total
Commercial Finance	**Structured Finance**						
	Guaranteed portion of US govt SBA/USDA loans	SBA/USDA	204.8	342.6	356.0		
	Unguaranteed portion of US govt SBA/USDA loans	SBA/USDA	152.3	182.3	190.1		
	Renewable energy debt financing[1] (term lending only)	Term lending	260.0	268.1	412.3		
	Other	Term lending	220.2	322.7	306.0		
		TOTAL	**837.3**	**1,115.7**	**1,264.4**	**5.92%**	**28%**
	Equipment Finance						
	Large ticket	Lease financing	170.1	171.7	178.6		
		Term lending	444.4	528.5	561.7		
	Small ticket	Lease financing	12.0	6.5	5.2		
		Term lending	235.5	188.8	172.2		
	Other	Lease financing	7.7	5.1	5.1		
		TOTAL	**869.7**	**900.6**	**922.8**	**6.71%**	**21%**
	Working Capital						
		Asset-based lending	359.5	382.4	379.7		
		Factoring	338.6	358.3	336.0		
		TOTAL	**698.1**	**740.7**	**715.7**	**13.07%**	**16%**
	Specialty Finance						
		Insurance premium finance	437.0	800.1	671.0		
		Other commercial finance	164.7	166.1	160.6		
		TOTAL	**601.7**	**966.2**	**831.6**	**7.70%**	**19%**
Consumer Finance		Consumer finance	187.0	254.4	301.5		
		TOTAL	**187.0**	**254.4**	**301.5**	**11.06%**	**8%**
Tax Services	Tax preparer loans	Tax services	30.4	0.1	33.4		
	Refund advance loans	Tax services	-	5.1	-		
		TOTAL	**30.4**	**5.2**	**33.4**	**(0.16%)**	**0%**
Corporate		Warehouse finance	279.9	376.9	349.9		
		TOTAL	**279.9**	**376.9**	**349.9**	**9.42%**	**8%**
	Total Lending Portfolio (HFI)		**3,504.1**	**4,359.7**	**4,419.3**	**8.33%**	**100%**

[1]Total renewable energy debt financing outstanding was $933.8 million as of 1Q24. The majority of these balances are in the term lending and rental equipment balance sheet categories.

33 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

pathward

COMMERCIAL FINANCE CONCENTRATIONS BY INDUSTRY[1]



$ in millions
Manufacturing $648
Finance and Insurance $602
Utilities $596
Transportation and Warehousing $442
Other Services (except Public Administration) $358
Mining, Quarrying, and Oil and Gas Extraction $253
Wholesale Trade $248
Health Care and Social Assistance $173
Construction $128
Administrative and Support and Waste Management and Remediation Services $118
Real Estate and Rental and Leasing $94
Public Administration $88
Professional, Scientific, and Technical Services $79
Retail Trade $65
Information $62
Accommodation and Food Services $51
Nonclassifiable Establishments $38
Arts, Entertainment, and Recreation $13
Agriculture, Forestry, Fishing and Hunting $8
Educational Services $6
Management of Companies and Enterprises $2

MANUFACTURING

40%	Term lending
32%	Asset-Based lending
10%	Factoring
9%	Rental equipment
9%	Other

TRANSPORTATION & WAREHOUSING

52%	Term lending
27%	Factoring
11%	Other
10%	Insurance premium finance

UTILITIES

52%	SBA/USDA
39%	Term lending
8%	Rental equipment, net
1%	Other

[1] *Distribution by NAICS codes; excludes certain joint ventures; calculated based on aggregate principal amount of commercial finance loans and leases; includes operating lease rental equipment of $228.9M*

34 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

pathward